                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 EGROUPS, INC.,

                           EG ACQUISITION CORPORATION

                                       AND

                                  ONELIST, INC.


                          Dated as of November 9, 1999

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
ARTICLE I THE MERGER ..................................................................       1

        1.1 The Merger ................................................................       1
        1.2 Effective Time ............................................................       2
        1.3 Effect of the Merger ......................................................       2
        1.4 Articles of Incorporation; Bylaws .........................................       2
        1.5 Directors and Officers ....................................................       2
        1.6 Merger Consideration ......................................................       3
        1.7 Dissenting Shares .........................................................       7
        1.8 Surrender of Certificates .................................................       7
        1.9 No Further Ownership Rights in ONElist Common Stock .......................       8
        1.10 Lost, Stolen or Destroyed Certificates ...................................       9
        1.11 Tax and Accounting Consequences ..........................................       9
        1.12 Taking of Necessary Action; Further Action ...............................       9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF ONELIST ..................................       9

        2.1 Organization of ONElist ...................................................       9
        2.2 ONElist Capital Structure .................................................       9
        2.3 Subsidiaries ..............................................................      10
        2.4 Authority .................................................................      10
        2.5 Financial Statements ......................................................      11
        2.6 No Undisclosed Liabilities ................................................      11
        2.7 No Changes ................................................................      12
        2.8 Tax and Other Returns and Reports .........................................      13
        2.9 Restrictions on Business Activities .......................................      14
        2.10 Title to Properties; Absence of Liens and Encumbrances ...................      15
        2.11 Intellectual Property ....................................................      15
        2.12 Agreements, Contracts and Commitments ....................................      17
        2.13 Interested Party Transactions ............................................      19
        2.14 Compliance with Laws .....................................................      19
        2.15 Litigation ...............................................................      19
        2.16 Insurance ................................................................      20
        2.17 Minute Books .............................................................      20
        2.18 Environmental Matters ....................................................      20
        2.19 Brokers' and Finders' Fees ...............................................      20
        2.20 Employee Matters and Benefit Plans .......................................      20
        2.21 Accounting and Regulatory Matters ........................................      24
        2.22 Year 2000 Compliance .....................................................      25
        2.23 Representations Complete .................................................      25

ARTICLE III REPRESENTATIONS AND WARRANTIES OF EGROUPS AND MERGER

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
                                                                                            ----
        SUB ...........................................................................      25
        3.1 Organization of eGroups and Merger Sub. ...................................      25
        3.2 eGroups and Merger Sub Capital Structure ..................................      26
        3.3 Subsidiaries ..............................................................      26
        3.4 Authority .................................................................      27
        3.5 Financial Statements ......................................................      27
        3.6 No Undisclosed Liabilities ................................................      28
        3.7 No Changes ................................................................      28
        3.8 Tax and Other Returns and Reports .........................................      29
        3.9 Restrictions on Business Activities .......................................      31
        3.10 Title to Properties; Absence of Liens and Encumbrances ...................      31
        3.11 Intellectual Property ....................................................      31
        3.12 Agreements, Contracts and Commitments ....................................      33
        3.13 Interested Party Transactions ............................................      35
        3.14 Compliance with Laws .....................................................      35
        3.15 Litigation ...............................................................      35
        3.16 Insurance ................................................................      35
        3.17 Minute Books .............................................................      36
        3.18 Environmental Matters ....................................................      36
        3.19 Brokers' and Finders' Fees ...............................................      36
        3.20 Employee Matters and Benefit Plans .......................................      36
        3.21 Accounting and Regulatory Matters ........................................      40
        3.22 Year 2000 Compliance .....................................................      40
        3.23 Representations Complete .................................................      40

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME ........................................      40

        4.1 Conduct of Business of ONElist and eGroups ................................      40
        4.2 No ONElist Solicitation ...................................................      46
        4.3 No eGroups or Merger Sub Solicitation .....................................      46

ARTICLE V ADDITIONAL AGREEMENTS .......................................................      47

        5.1 ONElist Shareholder and eGroups Stockholder Approvals .....................      47
        5.2 Restrictions on Transfer ..................................................      48
        5.3 Access to Information .....................................................      49
        5.4 Confidentiality ...........................................................      50
        5.5 Expenses ..................................................................      50
        5.6 Public Disclosure .........................................................      50
        5.7 Consents ..................................................................      50
        5.8 FIRPTA Compliance .........................................................      51
        5.9 Reasonable Efforts ........................................................      51

                                TABLE OF CONTENTS
                                   (CONTINUED)

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        5.10 Notification of Certain Matters ..........................................      51
        5.11 Certain Benefit Plans ....................................................      51
        5.12 Accounting and Tax Treatment .............................................      51
        5.13 Additional Documents and Further Assurances ..............................      52
        5.14 ONElist's Auditors .......................................................      52
        5.15 eGroups' Auditors ........................................................      52
        5.16 Agreement of Affiliates ..................................................      52
        5.17 Voting Agreements ........................................................      52
        5.18 Indemnification ..........................................................      53

ARTICLE VI CONDITIONS TO THE MERGER ...................................................      53

        6.1 Conditions to Obligations of Each Party to Effect the Merger ..............      53
        6.2 Additional Conditions to Obligations of ONElist ...........................      55
        6.3 Additional Conditions to the Obligations of eGroups and Merger Sub. .......      57

ARTICLE VII NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; COVENANTS OF MAJOR
        SHAREHOLDERS ..................................................................      58

        7.1 Non-Survival of Representations and Warranties ............................      58

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER ........................................      59

        8.1 Termination ...............................................................      59
        8.2 Effect of Termination .....................................................      59
        8.3 Amendment .................................................................      60
        8.4 Extension; Waiver .........................................................      60

ARTICLE IX GENERAL PROVISIONS .........................................................      60

        9.1 Notices ...................................................................      60
        9.2 Interpretation ............................................................      61
        9.3 Counterparts ..............................................................      61
        9.4 Entire Agreement; Assignment ..............................................      61
        9.5 Severability ..............................................................      61
        9.6 Other Remedies ............................................................      62
        9.7 Governing Law .............................................................      62
        9.8 Rules of Construction .....................................................      62
        9.9 Specific Performance ......................................................      62



                                      -iii

                                INDEX OF EXHIBITS


        EXHIBIT              DESCRIPTION
        -------              -----------
        EXHIBIT A            List of eGroups Major Stockholders

        EXHIBIT B            List of ONElist Major Shareholders

        EXHIBIT C            Form of Agreement of Merger

        EXHIBIT D            Form of Fourth Amended and Restated Certificate
                             of Incorporation of eGroups, Inc.

        EXHIBIT E            ONElist Schedules

        EXHIBIT F            eGroups and Merger Sub Schedules

        EXHIBIT G            Form of eGroups Affiliate Agreement

        EXHIBIT H            Form of ONElist Affiliate Agreement

        EXHIBIT I            Form of Amendment to First Amended and Restated Investor
                             Rights Agreement

        EXHIBIT J            Form of Amendment to First Amended and Restated Co-Sale
                             Agreement

        EXHIBIT K            Form of eGroups Voting Agreement

        EXHIBIT L            Form of ONElist Voting Agreement

        EXHIBIT M            Letter Agreement Between ONElist and eGroups dated October 14,
                             1999

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 9, 1999 among eGroups, Inc., a Delaware corporation ("eGroups"), EG Acquisition Corporation, a California corporation and a wholly-owned subsidiary of eGroups ("Merger Sub"), and ONElist, Inc., a California corporation ("ONElist").

                                    RECITALS

        A. The Boards of Directors of each of ONElist and eGroups and the sole shareholder of Merger Sub believe it is in the best interests of each company and their respective shareholders that eGroups acquire ONElist through the statutory merger of Merger Sub with and into ONElist (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of ONElist and all outstanding options, warrants and other rights to acquire or receive shares of capital stock of ONElist shall be converted into the right to receive shares of capital stock of eGroups.

        C. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for accounting purposes shall qualify for treatment as a pooling of interests.

        D. ONElist, eGroups and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code (the "California Code"), Merger Sub shall be merged with and into ONElist, the separate corporate existence of Merger Sub shall cease, and ONElist shall continue as the surviving corporation and as a wholly-owned subsidiary of eGroups. ONElist as the surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation." The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of ONElist and eGroups, and by eGroups, as the sole shareholder of Merger Sub.

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati ("WSGR"), 975 Page Mill Road, Palo Alto, California, unless another place, time or date is agreed to by eGroups and ONElist. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On or before the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger in substantially the form attached hereto as Exhibit C (the "Agreement of Merger") with the Secretary of State of the State of California, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of California of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will occur on or prior to November 30, 1999. The parties hereto shall also take such further actions as may be required by the State of California in connection with the consummation of the Merger.

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of ONElist and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of ONElist and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4    Articles of Incorporation; Bylaws.

               (a) Unless otherwise determined by eGroups and ONElist prior to the Effective Time, at the Effective Time, the Articles of Incorporation of ONElist shall be amended and restated in full as set forth in Exhibit 1 to the Agreement of Merger until thereafter amended in accordance with the California Code and as provided in such Articles of Incorporation.

               (b) Unless otherwise determined by eGroups and ONElist prior to the Effective Time, at the Effective Time, the Bylaws of ONElist shall be amended and restated in full such that the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of ONElist as the Surviving Corporation until thereafter amended in accordance with the California Code and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

        1.5    Directors and Officers.

               (a) Surviving Corporation. Unless otherwise determined by eGroups and ONElist prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the California Code and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

               (b) eGroups. At the Effective Time, the directors of eGroups shall be as follows:.

                                Eric Archambeau
                                Jan Buettner
                                Mark Fletcher
                                Martin Roscheisen
                                Michael Klein
                                Peter Mills
                                Michael Moritz

        1.6    Merger Consideration.

               (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               "Comdisco Securities" shall mean: (i) that certain warrant dated June 23, 1999, issued by eGroups to Comdisco, Inc. ("Comdisco") for the purchase of eGroups Series B Preferred Stock; and (ii) that right of Comdisco to purchase up to $1,800,000 worth of preferred stock sold by eGroups in its next round of equity financing.

               "Consideration Shares" shall mean those shares of eGroups Common Stock and eGroups Series C Preferred Stock to be received by ONElist Shareholders pursuant to Section 1.6.

               "eGroups Capital Stock" shall mean shares of eGroups Common Stock, eGroups Preferred Stock and any shares of other capital stock of eGroups.

               "eGroups Common Stock" shall mean shares of common stock of eGroups.

               "eGroups Convertible Securities" shall mean all issued and outstanding rights (other than eGroups Preferred Stock and eGroups Options) to acquire or receive shares of eGroups Capital Stock.

               "eGroups Fully-Diluted Capitalization Number" shall mean all of the issued and outstanding shares of eGroups Common Stock as of the Effective Time calculated on a fully-diluted basis as if all outstanding eGroups Preferred Stock had been fully converted, all outstanding eGroups Options had been fully exercised and the Comdisco Securities had been fully exercised and/or converted immediately prior to such issuance (and the resulting securities fully converted into eGroups Common Stock) as of such date. The foregoing calculation shall be performed in accordance with Section 1.6(b) hereof.

               "eGroups Options" shall mean all issued and outstanding options to purchase or otherwise acquire eGroups Common Stock (whether or not vested) held by officers, employees or directors of or consultants to eGroups or other persons.

               "eGroups Preferred Stock" shall mean shares of Series A Preferred Stock and Series B Preferred Stock of eGroups.

               "eGroups Series C Preferred Stock" shall mean the Series C Preferred Stock of eGroups with the rights, preferences, privileges and restrictions set forth in eGroups' Fourth Amended and Restated Certificate of Incorporation in the form attached as Exhibit D hereto (the "Fourth Amended and Restated Certificate").

               "Exchange Ratio" shall mean the product of (A) the quotient of
(x) the eGroups Fully-Diluted Capitalization Number divided by (y) ONElist Fully-Diluted Capitalization Number multiplied by (B) the quotient of (a) 57 divided by (b) 43 (with the result rounded to five decimal places).

               "GAAP" shall mean U.S. generally accepted accounting principles.

               "Knowledge" shall mean, with respect to ONElist or eGroups, what is within the actual knowledge of any of the officers or directors of ONElist or eGroups, as the case may be.

               "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of ONElist or eGroups, as applicable.

               "Michael Klein Option" shall mean, assuming the completion of the Merger and the next round of equity financing of eGroups, the stock option to be granted to Michael Klein for that number of shares of eGroups Common Stock that, upon the completion of such equity financing, would bring his total ownership of eGroups stock to 3.42% of the total outstanding stock on a fully diluted basis.

               "ONElist Capital Stock" shall mean shares of ONElist Common Stock, ONElist Preferred Stock and any shares of other capital stock of ONElist.

               "ONElist Common Stock" shall mean shares of common stock of ONElist.

               "ONElist Fully-Diluted Capitalization Number" shall mean all of the issued and outstanding shares of ONElist Common Stock as of the Effective Time calculated on a fully-diluted basis as if all outstanding ONElist Preferred Stock had been fully converted, all outstanding ONElist Options had been fully exercised and the Michael Klein Option had been fully exercised as of such date. The foregoing calculation shall be performed in accordance with Section 1.6(b) hereof.

               "ONElist Options" shall mean all issued and outstanding options to purchase or otherwise acquire ONElist Common Stock (whether or not vested) held by officers, employees, directors of or consultants to ONElist or other persons.

               "ONElist Preferred Stock" shall mean shares of Series A Preferred Stock of ONElist.

               "ONElist Shareholders" shall mean holders of any shares of ONElist Capital Stock immediately prior to the Effective Time.

               (b) Calculation Methodology. The parties have agreed to a method for estimating the Comdisco Securities and the shares issuable upon exercise of the Michael Klein Option. Such method is defined in a spreadsheet separately initialed by ONElist and eGroups. Based upon such method and the agreed upon formulae and methodology in such spreadsheet ONElist and eGroups have jointly calculated the Exchange Ratio. Shortly before the Effective Time, ONElist and eGroups agree to jointly recalculate the Exchange Ratio in accordance with such method after giving effect to any changes in the eGroups Fully-Diluted Capitalization Number and/or the ONElist Fully-Diluted Capitalization Number that occur between the date hereof and the Effective Time.

               (c) Effect on ONElist Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of ONElist or the ONElist Shareholders, each share of ONElist Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7 hereof and any shares owned by eGroups, Merger Sub or ONElist or any direct or indirect wholly owned subsidiary thereof) shall be canceled and extinguished and shall be converted automatically into the right to receive, upon surrender of the certificate representing such shares of ONElist Capital Stock and upon the terms and subject to conditions set forth below and throughout this Agreement, including, without limitation, Sections 1.6(f), (g) and (h) hereof (i) in the case of each share of ONElist Common Stock, a number of shares of eGroups Common Stock equal to the Exchange Ratio and (ii) in the case of each share of ONElist Preferred Stock, a number of Shares of eGroups Series C Preferred Stock equal to the Exchange Ratio.

               (d) Assumption of ONElist Options. At the Effective Time, each outstanding ONElist Option issued pursuant to ONElist's 1998 Stock Plan (the "ONElist Option Plan") or otherwise, whether vested or unvested, will be assumed by eGroups in connection with the Merger. Each ONElist Option so assumed by eGroups under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the ONElist Option Plan and/or as provided in the respective option agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each ONElist Option will be exercisable, subject to the same terms and conditions set forth in the ONElist Option Plan and/or as provided in the respective option agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), for that number of whole shares of eGroups Common Stock equal to the product of the number of shares of ONElist Common Stock that were issuable upon exercise of such ONElist Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of eGroups Common Stock, (ii) the per share exercise price for the shares of eGroups Common Stock issuable upon exercise of such assumed ONElist Option will be equal to the quotient determined by dividing the exercise price per share of ONElist Capital Stock at which such ONElist Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and
(iii) eGroups and its Board of Directors shall be substituted for ONElist and the Committee of ONElist's Board of Directors (including, if applicable, the entire Board of Directors of ONElist) administering the ONElist Option Plan.

               (e) Option Status. It is the intention of the parties hereto that the ONElist Options assumed by eGroups following the Closing pursuant to this
Section 1.6 will, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code, to the extent any such ONElist Options qualified as incentive stock options immediately prior to the Effective Time.

               (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into eGroups Capital Stock or ONElist Capital Stock), reorganization, recapitalization or other like change with respect to eGroups Capital Stock or ONElist Capital Stock occurring after the date hereof and prior to the Effective Time. Any such change for which a record date is established shall be deemed for the purposes of this Section 1.6(f) to have occurred on the record date.

               (g) Fractional Shares. No fractional share of eGroups Common Stock or eGroups Series C Preferred Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded to the nearest whole share (with
0.5 being rounded up) of eGroups Common Stock or eGroups Series C Preferred Stock, as the case may be.

               (h) Cancellation of eGroups-owned and ONElist-owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of ONElist Capital Stock owned by eGroups, Merger Sub, ONElist or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

               (i) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        1.7 Dissenting Shares. "Dissenting Shares" shall mean any shares of ONElist Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights. Any Dissenting Shares shall be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Chapter 13 of the California Code; provided, however, that shares of ONElist Capital Stock that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the California Code, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive consideration in accordance with the procedures specified in Section 1.6(c). ONElist shall give eGroups (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the California Code received by ONElist and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the California Code. ONElist will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of eGroups, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment in connection with Dissenting Shares under Chapter 13 of the California Code shall be exclusively that of the Surviving Corporation and that eGroups shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation. eGroups shall give ONElist prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the California Code received by eGroups.

        1.8    Surrender of Certificates.

               (a) Exchange Agent. WSGR shall serve as the exchange agent (the "Exchange Agent") in the Merger.

               (b) eGroups to Provide Common Stock and Series C Preferred Stock. Immediately prior to the Effective Time, eGroups shall make available to the Exchange Agent for exchange in accordance with this Article I, certificates representing the shares of eGroups Common Stock and eGroups Series C Preferred Stock issuable to ONElist Shareholders pursuant to Section 1.6 in exchange for outstanding shares of ONElist Capital Stock.

               (c) Exchange Procedures. As soon as practicable after the Closing Date, the Surviving Corporation shall cause to be mailed to each ONElist Shareholder, (i) a letter of transmittal (which shall be in such form and have such other provisions as eGroups may reasonably specify and shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which immediately prior to the Effective Time represent outstanding shares of ONElist Capital Stock whose shares are converted into the right to receive such ONElist Shareholder's pro rata portion of the Consideration Shares pursuant to Section 1.6, shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing such ONElist Shareholder's pro rata portion of the Consideration Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by eGroups, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate bearing the legend set forth in Section 5.2 hereof representing the number of whole Consideration Shares to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of ONElist Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of eGroups Common Stock and/or eGroups Series C Preferred Stock, as the case may be, into which such shares of ONElist Capital Stock shall have been so converted.

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to eGroups Common Stock or eGroups Series C Preferred Stock, as the case may be, with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of eGroups Common Stock and/or eGroups Series C Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of eGroups Common Stock and/or eGroups Series C Preferred Stock issued in exchange therefor, at the time of such surrender, the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of eGroups Common Stock and/or eGroups Series C Preferred Stock.

               (e) Transfers of Ownership. If any certificate for shares of eGroups Common Stock and/or eGroups Series C Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to eGroups or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of eGroups Common Stock and/or eGroups Series C Preferred Stock, as the case may be, in any name other than that of the registered holder of the Certificate surrendered.

               (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of eGroups Capital Stock or ONElist Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 No Further Ownership Rights in ONElist Common Stock. All shares of eGroups Common Stock and eGroups Series C Preferred Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of ONElist Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of ONElist Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of ONElist Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making and delivery of an affidavit of that fact by the holder thereof, such shares of eGroups Common Stock and/or eGroups Series C Preferred Stock as may be required pursuant to Section 1.6; provided, however, that eGroups may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against eGroups or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each party has consulted with its own tax advisers and accountants with respect to the tax and accounting consequences of the Merger.

        1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ONElist and Merger Sub, the officers and directors of ONElist and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF ONELIST

        As of the date hereof, ONElist hereby represents and warrants to eGroups and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedules supplied by ONElist to eGroups dated as of the date hereof and attached hereto as Exhibit E (the "ONElist Schedules"), as follows:

        2.1 Organization of ONElist. ONElist is a corporation duly organized, validly existing and in good standing under the laws of the State of California. ONElist has the corporate power to own its properties and to carry on its business as now being conducted. ONElist is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on ONElist. ONElist has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to eGroups.

        2.2    ONElist Capital Structure.

               (a) The authorized capital stock of ONElist consists of 10,000,000 shares of authorized Common Stock, no par value, of which 2,457,429 shares are issued and outstanding; 2,400,000 shares of authorized Series A Preferred Stock, no par value, of which 2,330,665 are issued and outstanding. The ONElist Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of ONElist Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of ONElist or any material agreement to which ONElist is a party or by which it is bound.

               (b) ONElist has reserved 1,665,000 shares of ONElist Common Stock for issuance to directors, employees and consultants pursuant to the ONElist Option Plan, of which 819,322 shares are subject to outstanding, unexercised options and 444,928 shares remain available for future grant. All of the ONElist Options have been duly authorized and validly issued, as applicable, in accordance with the applicable terms of the ONElist Option Plan and Blue Sky laws. Schedule 2.2(b) sets forth for each outstanding ONElist Option (i) the name of the holder of such security, (ii) the number of shares of capital stock subject to such security, (iii) the exercise price of such security, (iv) the date of grant of such security, (v) the date on which such security expires, and
(vi) whether the exercisability of such security will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except as set forth in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which ONElist is a party or by which it is bound obligating ONElist to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of ONElist or obligating ONElist to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of ONElist Options have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, eGroups will be the record and sole beneficial owner of all ONElist Capital Stock and all rights to acquire or receive ONElist Capital Stock.

        2.3 Subsidiaries. Except as set forth on Schedule 2.3, ONElist does not have any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, limited liability company, association, joint venture or other business entity.

        2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by ONElist's shareholders, ONElist has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ONElist, subject only to the approval of the Merger by ONElist's shareholders. ONElist's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by ONElist and constitutes the valid and binding obligation of ONElist, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by ONElist's shareholders, the execution and delivery of this Agreement by ONElist does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "ONElist Conflict") (i) any provision of the Articles of Incorporation or Bylaws of ONElist or (ii) any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ONElist or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any ONElist Conflict) is required by or with respect to ONElist in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

        2.5 Financial Statements. Schedule 2.5 sets forth ONElist's unaudited balance sheet as of December 31, 1998, and the related unaudited statements of operations and cash flow for the twelve month period ended December 31, 1998 (the "ONElist Year-End Financials") and ONElist's unaudited balance sheet as of September 30, 1999 and the related unaudited statements of operations and cash flows for the nine months then ended (the "ONElist Interim Financials") (collectively, such financial statements are sometimes referred to herein as "ONElist Financial Statements"). The ONElist Financial Statements have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The ONElist Financial Statements present fairly the financial condition, operating results and cash flows of ONElist as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. ONElist's unaudited balance sheet dated as of September 30, 1999, shall be referred to as the "ONElist Current Balance Sheet".

        2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, ONElist does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the ONElist Current Balance Sheet, or (ii) has not arisen in the ordinary course of ONElist's business since the date of the ONElist Current Balance Sheet, consistent with past practices.

        2.7 No Changes. Except as set forth in Schedule 2.7, since the date of the ONElist Current Balance Sheet, there has not been, occurred or arisen any:

               (a) transaction by ONElist except in the ordinary course of business as conducted as of the date of the ONElist Current Balance Sheet and consistent with past practices;

               (b) amendments or changes to the Articles of Incorporation or Bylaws of ONElist;

               (c) capital expenditure or commitment by ONElist, either individually or in the aggregate, exceeding $50,000;

               (d) destruction of, damage to or loss of any material assets, business or customer of ONElist (whether or not covered by insurance);

               (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by ONElist;

               (g) revaluation by ONElist of any of its assets;

               (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of ONElist, or any direct or indirect redemption, purchase or other acquisition by ONElist of any of its capital stock;

               (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or in the ordinary course of business and consistent with past practices;

               (j) sale, lease, license or other disposition of any of the assets or properties of ONElist, except in the ordinary course of business and consistent with past practices;

               (k) material amendment or termination of any material contract, agreement or license to which ONElist is a party or by which it is bound;

               (l) loan by ONElist to any person or entity, incurring by ONElist of any indebtedness, guaranteeing by ONElist of any indebtedness, issuance or sale of any debt securities of ONElist or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (m) waiver or release of any right or claim of ONElist, including any write-off or other compromise of any account receivable of ONElist other than in the ordinary course of business;

               (n) change in pricing or royalties set or charged by ONElist to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to ONElist;

               (o) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on ONElist; or

               (p) negotiation or agreement by ONElist or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with eGroups and its representatives regarding the transactions contemplated by this Agreement).

        2.8    Tax and Other Returns and Reports.

               (a) Definition of Taxes. For the purpose of this Agreement, "Tax" or "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                      (i) ONElist as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") due on or before the Effective Time relating to any and all Taxes concerning or attributable to ONElist or its operations and such Returns are or will be prior to filing true and correct in all material respects and have been completed in accordance with applicable law.

                      (ii) ONElist as of the Effective Time: (A) will have paid or accrued on the ONElist Interim Financials all Taxes it is required to pay or which are attributable to the period ending September 30, 1999 and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                      (iii) ONElist has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed, or to its Knowledge proposed against ONElist, nor has ONElist executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of ONElist is currently in progress, nor has ONElist been notified of any request for such an audit or other examination.

                      (v) ONElist does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved for in accordance with GAAP on the ONElist Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and ONElist has no Knowledge of any basis for the assertion of any such liability attributable to ONElist, its assets or operations.

                      (vi) ONElist has provided to eGroups or has made available to representatives of eGroups for inspection copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of ONElist's incorporation.

                      (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort on the assets ("Liens") of ONElist relating to or attributable to Taxes.

                      (viii) Except as set forth in Schedule 2.8(b)(viii), as of the Effective Time, there will not be any contract, agreement, plan or arrangement, excluding any arrangement to which eGroups or any of its employees is a party, covering any employee or former employee of ONElist that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code as a result of the Merger.

                      (ix) ONElist has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by ONElist.

                      (x) ONElist is not a party to a tax sharing or allocation agreement nor does ONElist owe any amount under any such agreement.

                      (xi) ONElist is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xii) Except as may be required as a result of the Merger, ONElist has not been and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

                      (xiii) Since September 30, 1999 no Taxes have been incurred except in the ordinary course of business.

        2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which ONElist is a party or otherwise binding upon ONElist which has or reasonably could be expected to have the effect of materially prohibiting or impairing any business practice of ONElist, any acquisition of property (tangible or intangible) by ONElist or the conduct of business by ONElist. Without limiting the foregoing, ONElist has not entered into any agreement under which ONElist is restricted from developing, selling, licensing, marketing, promoting or otherwise distributing any products, services or technology to any class of customers, or entering into any strategic alliances, in any geographic area, during any period of time or in any segment of the market.

        2.10   Title to Properties; Absence of Liens and Encumbrances.

               (a) ONElist owns no real property, nor has it ever owned any real property. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) ONElist has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the ONElist Financial Statements or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11   Intellectual Property.

               (a) For purposes of this Agreement, the following terms have the following definitions:

        "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

        "ONElist Intellectual Property" shall mean any Intellectual Property that is used in the ONElist business as currently conducted and as currently proposed to be conducted.

        "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

        "ONElist Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, ONElist.

               (b) No material ONElist Intellectual Property or product or service of ONElist is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by ONElist, or which may affect the validity, use or enforceability of such ONElist Intellectual Property.

               (c) Each material item of ONElist Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

               (d) ONElist owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, each material item of ONElist Intellectual Property or other Intellectual Property used by ONElist free and clear of any lien or encumbrance (excluding licenses and related restrictions); and, to the Knowledge of ONElist, ONElist is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of ONElist, including the sale of any products or the provision of any services by ONElist.

               (e) ONElist owns exclusively, and has good title to, all copyrighted works that are ONElist products or which ONElist otherwise expressly purports to own.

               (f) To the extent that any material Intellectual Property has been developed or created by a third party for ONElist, ONElist has a written agreement with such third party with respect thereto and ONElist thereby either
(i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, except to the extent restricted by applicable law.

               (g) ONElist has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to ONElist Intellectual Property, to any third party.

               (h) Schedule 2.11(h) lists all material contracts, licenses and agreements to which ONElist is a party as of the date hereof (i) with respect to ONElist Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to ONElist.

               (i) All material contracts, licenses and agreements relating to ONElist Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. ONElist is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the Knowledge of ONElist, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of ONElist's rights under such contracts, licenses and agreements to the same extent ONElist would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which ONElist would otherwise be required to pay.

               (j) To the Knowledge of ONElist, the operation of the business of ONElist as such business currently is conducted, including ONElist's design, development, manufacture, marketing and sale of the products or services of ONElist (including with respect to products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party in any respect adverse to such party or constitute unfair competition or trade practices under the laws of any jurisdiction in which ONElist currently conducts business.

               (k) ONElist has not received notice from any third party that the operation of the business of ONElist or any act, product or service of ONElist, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction in which ONElist currently conducts business.

               (l) To the Knowledge of ONElist, no person has or is infringing or misappropriating, in any respect materially adverse to ONElist, any ONElist Intellectual Property.

               (m) ONElist has taken reasonable steps to protect ONElist's rights in ONElist's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to ONElist, and, without limiting the foregoing, ONElist has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement and all current and former employees and contractors of ONElist have executed such an agreement, except where the failure to do so is not reasonably expected to be material to ONElist.

        2.12   Agreements, Contracts and Commitments.

               (a) Except as set forth on Schedule 2.12(a), ONElist does not have, is not a party to nor is it bound by:

                      (i) any collective bargaining agreements;

                      (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                      (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                      (iv) any material employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any material consulting or sales agreement, contract or commitment under which any firm or other organization provides services to ONElist;

                      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (vi) any fidelity or surety bond or completion bond;

                      (vii) any lease of personal property having a value individually in excess of $50,000;

                      (viii) any agreement of indemnification or guaranty;

                      (ix) any agreement, contract or commitment containing any covenant limiting the freedom of ONElist to engage in any line of business or to compete with any person;

                      (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000;

                      (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of ONElist's business;

                      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                      (xiii) any purchase order or contract for the purchase of raw materials involving $50,000 or more;

                      (xiv) any construction contracts;

                      (xv) any distribution, joint marketing or development agreement;

                      (xvi) any agreement pursuant to which ONElist has granted or may be required to grant in the future, to any party, a source-code license or option or other right to use or acquire source-code; or

                      (xvii) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

               (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are noted in Schedule 2.12(b), ONElist has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(h) (any such agreement, contract or commitment, a "ONElist Contract"). Each ONElist Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which ONElist has Knowledge by any party obligated to ONElist pursuant thereto.

        2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, (i) no officer, director or, to the Knowledge of ONElist (without any duty to investigate), any ONElist Shareholder has, directly or indirectly, an economic interest worth greater than $25,000 in any entity which furnished or sold, or furnishes or sells, services or products that ONElist furnishes or sells, or proposes to furnish or sell, (ii) no officer or director, or to the Knowledge of ONElist (without any duty to investigate), any ONElist Shareholder has, directly or indirectly, an economic interest worth greater than $25,000 in any entity that purchases from or sells or furnishes to, ONElist, any goods or services or (iii) no officer, director or ONElist Shareholder has, directly or indirectly, a beneficial interest in any contract or agreement worth greater than $25,000 set forth in Schedule 2.12(a) or Schedule 2.11(h); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13. For the purposes of this subsection, "officer" and "director" shall include any parent, child, sibling or spouse of any of such persons, or any trust, partnership or corporation in which such officer or director has a controlling interest.

        2.14 Compliance with Laws. ONElist has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to ONElist's Knowledge threatened against ONElist, its properties or any of its officers or directors in their respective capacities as such. Except as set forth in Schedule 2.15, to ONElist's Knowledge, there is no investigation pending or threatened against ONElist, its properties or any of its officers or directors (in their respective capacities as such) by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of ONElist to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of ONElist, there is no claim by ONElist pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid or will be paid when due and ONElist is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). ONElist has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.17 Minute Books. The minute books of ONElist made available to counsel for eGroups are the only minute books of ONElist and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of ONElist.

        2.18 Environmental Matters. ONElist is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its Knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        2.19 Brokers' and Finders' Fees. ONElist has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees, investment banking fees, consulting fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.20   Employee Matters and Benefit Plans.

               (a) Definitions. For purposes of this Section 2.20 and Section
3.20 of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "ONElist Affiliate" shall mean any other corporation, partnership, limited liability company, trade, business, person or other entity that, together with ONElist, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

                      (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                      (iii) "ONElist Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which (A) is or has been sponsored, maintained, contributed to, or required to be contributed to, by ONElist or any ONElist Affiliate for the benefit of any "ONElist Employee" (as defined below), or (B) with respect to which ONElist or any ONElist Affiliate has or could have any material liability or obligation, contingent or otherwise;

                      (iv) "ONElist Employee" shall mean any current, former, or retired employee, officer, or director of ONElist or any ONElist Affiliate;

                      (v) "ONElist Employee Agreement" shall refer to each written management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between ONElist or any ONElist Affiliate and any ONElist Employee or consultant. Except as set forth on Schedule 2.20(a)(v), ONElist represents and warrants that there are no oral agreements between ONElist or any Affiliate and any ONElist Employee or consultant pertaining to management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar matters or arrangements;

                      (vi) "IRS" shall mean the Internal Revenue Service;

                      (vii) "Multiemployer Plan" shall mean any Pension Plan (as defined below) which is a "multiemployer plan," as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code;

                      (viii) "Multiple Employer Plan" means any Pension Plan (as defined below) which is a "multiple employer plan," within the meaning of
Section 4063 or 4064 of ERISA or Section 413(c) of the Code; and

                      (ix) "Pension Plan" shall mean any "employee pension benefit plan," as defined in Section 3(2) of ERISA.

               (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each ONElist Employee Plan and each ONElist Employee Agreement. ONElist does not have any plan or commitment, whether legally binding or not, to establish any new ONElist Employee Plan or ONElist Employee Agreement, to modify any ONElist Employee Plan or ONElist Employee Agreement (except to the extent required by law or to conform any such ONElist Employee Plan or ONElist Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to eGroups in writing, or as required by this Agreement), or to enter into any ONElist Employee Plan or ONElist Employee Agreement, nor does it have any intention or commitment to do any of the foregoing. There has been no amendment, interpretation or other announcement (written or oral) by ONElist or, to the Knowledge of ONElist, any other Person relating to, or change in participation or coverage under, any ONElist Employee Plan or ONElist Employee Agreement that, either alone or together with other such items or events, could materially increase the expense of maintaining the ONElist Employee Plans and ONElist Employee Agreements above the level of expense incurred with respect thereto for the most recent fiscal year included in the ONElist Financial Statements.

               (c) Documents. ONElist has provided, or will provide within three
(3) days following the execution of this Agreement, to eGroups (i) correct and complete copies of all documents embodying or materially affecting the interpretation or application of each ONElist Employee Plan and each ONElist Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each ONElist Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each ONElist Employee Plan or related trust; (iv) if the ONElist Employee Plan is funded, the most recent annual and periodic accounting of ONElist Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each ONElist Employee Plan which has a material adverse effect on such ONElist Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letters as applicable, and rulings relating to ONElist Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any ONElist Employee Plan or ONElist Employee Agreement; (vii) all material written agreements and contracts relating to each ONElist Employee Plan and ONElist Employee Agreement, including, but not limited to, trust agreements, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material distributed to any ONElist Employee or ONElist Employees relating to any ONElist Employee Plan or ONElist Employee Agreement and any proposed ONElist Employee Plan or ONElist Employee Agreement, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to ONElist; and (ix) all registration statements and prospectuses prepared in connection with each ONElist Employee Plan not otherwise publicly available on the SEC website.

               (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d): (i) ONElist and, to the Knowledge of ONElist, all other Persons have properly performed in all material respects all obligations required to be performed by them under each ONElist Employee Plan and ONElist Employee Agreement; (ii) each ONElist Employee Plan and ONElist Employee Agreement is, and at all times since inception has been, established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (iii) each ONElist Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is, and at all times since inception has been, so qualified, and has either received a favorable determination letter from the IRS with respect to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iv) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, has occurred with respect to any ONElist Employee Plan for which an exemption is not applicable; (v) there are no actions, suits or claims pending, or, to the Knowledge of ONElist, threatened or anticipated (other than routine claims for benefits) against any ONElist Employee Plan or against the assets of any ONElist Employee Plan; and
(vi) each ONElist Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to ONElist, eGroups or any ONElist Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(vii) there are no audits, inquiries or proceedings pending or, to the Knowledge of ONElist, threatened by the IRS or DOL with respect to any ONElist Employee Plan or ONElist Employee Agreement; (viii) all contributions, premiums and other payments due or required to be paid to (or with respect to) each ONElist Employee Plan have been timely paid, or if not yet due, have been properly accrued on ONElist's books consistent with past practice; and (ix) neither ONElist nor any ONElist Affiliate has incurred, and to the Knowledge of ONElist there exists no condition or set of circumstances in connection with which either ONElist or any ONElist Affiliate could incur, a material liability or expense (except for benefit claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law, statute, order, rule or regulation with respect to any ONElist Employee Plan or ONElist Employee Agreement.

               (e) Pension Plans. At no time has ONElist or any ONElist Affiliate sponsored, maintained, participated in, or contributed to (or been required to contribute to), any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (f) Multiemployer Plans. At no time has ONElist or any ONElist Affiliate contributed to or been requested (or obligated) to contribute to any Multiemployer Plan or Multiple Employer Plan.

               (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.20(g), neither ONElist nor any ONElist Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any ONElist Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and ONElist has never represented, promised or contracted (whether in oral or written form) to any ONElist Employee (either individually or to ONElist Employees as a group) or any other person that such ONElist Employee(s) or other person would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute. The term "other employee welfare benefits" means those benefits traditionally provided under an "employee benefit welfare plan" as defined in ERISA Section 3(1).

               (h) Health Care Compliance. Neither the ONElist nor any ONElist Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

               (i) Effect of Transaction. Except as set forth on Schedule 2.20(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any ONElist Employee Plan, ONElist Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any ONElist Employee.

               (j) Employment Matters. ONElist (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to ONElist Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to ONElist Employees;
(iii) is not liable for any arrears of wages, other than arrears normally included in its payroll schedule and system, or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for ONElist Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against ONElist under any worker's compensation policy or long-term disability policy.

To ONElist's Knowledge, no employee of ONElist has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by ONElist and disclosing to ONElist or using trade secrets or proprietary information of any other person or entity.

               (k) Labor. To the Knowledge of ONElist, no work stoppage or labor strike against ONElist is pending or threatened. Except as set forth in
Schedule 2.20(k), ONElist is not involved in or, to the Knowledge of ONElist, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any ONElist Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a material liability to ONElist. To the Knowledge of ONElist, neither ONElist nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to ONElist. Except as set forth in Schedule 2.20(k), ONElist is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to ONElist Employees and no collective bargaining agreement is being negotiated by ONElist.

        2.21   Accounting and Regulatory Matters.

               (a) For purposes of this Agreement, the following terms have the following meanings:

        An "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 5% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity. Notwithstanding the foregoing, the terms "ONElist Affiliate" and "eGroups Affiliate" as used in Sections 2.20 and 3.20 hereof, respectively, shall have the meanings assigned to them in said sections.

        "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

               (b) ONElist has no Knowledge of any action taken or agreed to be taken by ONElist or any Affiliate of ONElist nor has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the Merger from qualifying for pooling-of-interests accounting treatment, or (b) materially impede or delay receipt of any consents of regulatory authorities referred to in
Section 6.1(j).

        2.22 Year 2000 Compliance. All of ONElist's products and services (including products and services currently under development) to the extent they record, store, process, calculate and present dates, if at all, will record, store, process, calculate and present dates falling on and after January 1, 2000, will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). All of ONElist's material products and services will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. To the Knowledge of ONElist, all of ONElist's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

        2.23 Representations Complete. None of the representations or warranties made by ONElist (as modified by the ONElist Schedules), nor any statement made in any schedule or certificate furnished by ONElist pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of ONElist in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF EGROUPS AND MERGER SUB

        As of the date hereof, eGroups and Merger Sub hereby represent and warrant to ONElist, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by eGroups and Merger Sub to ONElist dated as of the date hereof and attached hereto as Exhibit F (the "eGroups and Merger Sub Schedules"), as follows:

        3.1 Organization of eGroups and Merger Sub. eGroups is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. eGroups has the corporate power to own its properties and to carry on its business as now being conducted. eGroups is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on eGroups. eGroups has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to ONElist. Merger Sub has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to ONElist.

        3.2    eGroups and Merger Sub Capital Structure.

               (a) The authorized capital stock of eGroups consists of 20,000,000 shares of authorized Common Stock, of which 7,255,624 shares are issued and outstanding, 1,620,000 shares of authorized Series A Preferred Stock, of which 1,620,000 shares are issued and outstanding, and 3,600,000 shares of authorized Series B Preferred Stock, of which 3,556,772 are issued and outstanding. The shares of the capital stock of eGroups are held of record by the persons, with the addresses of record and in the amounts set forth on
Schedule 3.2(a). All outstanding shares of eGroups Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of eGroups or any agreement to which eGroups is a party or by which it is bound.

               (b) The authorized capital stock of Merger Sub consists of 1,000 shares of authorized Common Stock, all of which are issued and outstanding and held of record by eGroups. All outstanding shares of the capital stock of Merger Sub are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Merger Sub or any agreement to which the Merger Sub is a party or by which it is bound.

               (c) eGroups has reserved 2,900,000 shares of Common Stock for issuance to directors, employees and consultants pursuant to eGroups' 1998 Stock Plan ("eGroups Stock Plan"), of which 873,850 shares are subject to outstanding, unexercised options ("eGroups Options") and 82,250 shares remain available for future grant. Schedule 3.2(c) sets forth for each outstanding eGroups Option and eGroups Convertible Security, (i) the name of the holder of such security, (ii) the number of shares of capital stock subject to such security, (iii) the exercise price of such security, (iv) the date of grant of such security, (v) the date on which such security expires, and (vi) whether the exercisability of such security will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the eGroups Convertible Securities described in Schedule 3.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which eGroups is a party or by which it is bound obligating eGroups to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of eGroups or obligating eGroups to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

        3.3 Subsidiaries. Other than Merger Sub and except as set forth on
Schedule 3.3, eGroups does not have any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, limited liability company, association, joint venture or other business entity.

        3.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by eGroups' shareholders and Merger Sub's shareholder, each of eGroups and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of eGroups and Merger Sub, subject only to the approval of the Merger by eGroups' stockholders and Merger Sub's shareholder. Each of eGroups' Board of Directors and Merger Sub's Board of Directors have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by eGroups and Merger Sub and constitutes the valid and binding obligation of eGroups and Merger Sub, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Except as set forth on Schedule 3.4, subject only to the approval of the Merger and this Agreement by eGroups' stockholders and Merger Sub's shareholder, the execution and delivery of this Agreement by eGroups and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "eGroups Conflict") (i) any provision of the Third Amended and Restated Certificate of Incorporation (the "Third Amended and Restated Certificate") or Bylaws of eGroups, (ii) any provision of the Articles of Incorporation or Bylaws of Merger Sub, or (iii) any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to eGroups or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any eGroups Conflict) is required by or with respect to eGroups or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.4. eGroups, as the sole shareholder of Merger Sub, has voted prior to the Effective Time the shares of Merger Sub's Common Stock in favor of approval of this Agreement, as and to the extent required by applicable law.

        3.5 Financial Statements. Schedule 3.5 sets forth eGroups' unaudited balance sheet as of July 31, 1999, and the related unaudited statement of income and cash flow for the twelve month period ended July 31, 1999 (the "eGroups Year-End Financials"), and eGroups' unaudited balance sheet as of September 30, 1999 and the related unaudited statements of income and cash flows for the two months then ended (the "eGroups Interim Financials") (collectively, such financial statements are sometimes referred to herein as "eGroups Financial Statements"). The eGroups Financial Statements have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The eGroups Financial Statements present fairly the financial condition, operating results and cash flows of eGroups as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. eGroups' unaudited balance sheet dated as of September 30, 1999 shall be referred to as the "eGroups Current Balance Sheet."

        3.6 No Undisclosed Liabilities. Except as set forth in Schedule 3.6, eGroups does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the eGroups Current Balance Sheet, or (ii) has not arisen in the ordinary course of eGroups' business since the date of the eGroups Current Balance Sheet, consistent with past practices.

        3.7 No Changes. Except as set forth in Schedule 3.7, since the date of the eGroups Current Balance Sheet, there has not been, occurred or arisen any:

               (a) transaction by eGroups except in the ordinary course of business as conducted as of the date of the eGroups Current Balance Sheet and consistent with past practices;

               (b) amendments or changes to the Third Amended and Restated Certificate or Bylaws of eGroups;

               (c) capital expenditure or commitment by eGroups, either individually or in the aggregate, exceeding $50,000;

               (d) destruction of, damage to or loss of any material assets, business or customer of eGroups (whether or not covered by insurance);

               (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by eGroups;

               (g) revaluation by eGroups of any of its assets;

               (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of eGroups, or any direct or indirect redemption, purchase or other acquisition by eGroups of any of its capital stock;

               (i) increase in the salary or other compensation payable or to become payable to any of eGroups' officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or in the ordinary course of business and consistent with past practices;

               (j) sale, lease, license or other disposition of any of the assets or properties of eGroups, except in the ordinary course of business as conducted on that date and consistent with past practices;

               (k) material amendment or termination of any material contract, agreement or license to which eGroups is a party or by which it is bound;

               (l) loan by eGroups to any person or entity, incurring by eGroups of any indebtedness, guaranteeing by eGroups of any indebtedness, issuance or sale of any debt securities of eGroups or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (m) waiver or release of any right or claim of eGroups, including any write-off or other compromise of any account receivable of eGroups other than in the ordinary course of business;

               (n) change in pricing or royalties set or charged by eGroups to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to eGroups;

               (o) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on eGroups; or

               (p) negotiation or agreement by eGroups or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with ONElist and its representatives regarding the transactions contemplated by this Agreement).

        3.8    Tax and Other Returns and Reports.

               (a) Tax Returns and Audits. Except as set forth in Schedule 3.8:

                      (i) eGroups as of the Effective Time will have prepared and filed all required Returns relating to any and all Taxes concerning or attributable to eGroups or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                      (ii) eGroups as of the Effective Time: (A) will have paid or accrued on the eGroups Interim Financials all Taxes it is required to pay or which are attributable to the period ending September 30, 1999 and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                      (iii) eGroups has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed, or to its Knowledge proposed against eGroups, nor has eGroups executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of eGroups is currently in progress, nor has eGroups been notified of any request for such an audit or other examination.

                      (v) eGroups does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the eGroups Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and eGroups has no Knowledge of any basis for the assertion of any such liability attributable to ONElist, its assets or operations.

                      (vi) eGroups has provided to ONElist copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of eGroups' incorporation.

                      (vii) There are (and as of immediately following the Effective Date there will be) no Liens on the assets of eGroups relating to or attributable to Taxes.

                      (viii) Except as set forth in Schedule 3.8(a)(viii), as of the Effective Time, there will not be any contract, agreement, plan or arrangement, excluding any arrangement to which ONElist or any of its employees are a party, covering any employee or former employee of eGroups that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code as a result of the Merger.

                      (ix) eGroups has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by eGroups.

                      (x) eGroups is not a party to a tax sharing or allocation agreement nor does eGroups owe any amount under any such agreement.

                      (xi) eGroups is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xii) Except as may be required as a result of the Merger, eGroups has not been and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

                      (xiii) Since September 30, 1999, no Taxes have been incurred except in the ordinary course of business.

        3.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which eGroups is a party or otherwise binding upon eGroups which has or reasonably could be expected to have the effect of materially prohibiting or impairing any business practice of eGroups, any acquisition of property (tangible or intangible) by eGroups or the conduct of business by eGroups. Without limiting the foregoing, eGroups has not entered into any agreement under which eGroups is restricted from developing, selling, licensing, marketing, promoting or otherwise distributing any products, services or technology to any class of customers, or entering into any strategic alliances, in any geographic area, during any period of time or in any segment of the market.

        3.10   Title to Properties; Absence of Liens and Encumbrances.

               (a) eGroups owns no real property, nor has it ever owned any real property. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) eGroups has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the eGroups Financial Statements or in Schedule 3.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        3.11   Intellectual Property.

               (a) For purposes of this Agreement, the following terms have the following definitions:

        "eGroups Intellectual Property" shall mean any Intellectual Property that is used in eGroups business as currently conducted and as currently proposed to be conducted.

        "eGroups Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, eGroups.

               (b) No material eGroups Intellectual Property or product or service of eGroups is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by eGroups, or which may affect the validity, use or enforceability of such eGroups Intellectual Property.

               (c) Schedule 3.11(c) sets forth a complete and accurate list of all eGroups Registered Intellectual Property as of the date hereof and specifies, where applicable, the jurisdictions in which each such item of eGroups Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each material item of eGroups Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

               (d) eGroups owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, each material item of eGroups Intellectual Property or other Intellectual Property used by eGroups free and clear of any lien or encumbrance (excluding licenses and related restrictions); and, to the Knowledge of eGroups, eGroups is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of eGroups, including the sale of any products or the provision of any services by eGroups.

               (e) eGroups owns exclusively, and has good title to, all copyrighted works that are eGroups products or which eGroups otherwise expressly purports to own.

               (f) To the extent that any material Intellectual Property has been developed or created by a third party for eGroups, eGroups has a written agreement with such third party with respect thereto and eGroups thereby either
(i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, except to the extent restricted by applicable law.

               (g) eGroups has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to eGroups Intellectual Property, to any third party.

               (h) Schedule 3.11(h) lists all material contracts, licenses and agreements to which eGroups is a party as of the date hereof (i) with respect to eGroups Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to eGroups.

               (i) All material contracts, licenses and agreements relating to eGroups Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. eGroups is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the Knowledge of eGroups, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, eGroups will be permitted to exercise all of eGroups' rights under such contracts, licenses and agreements to the same extent eGroups would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which eGroups would otherwise be required to pay.

               (j) To the Knowledge of eGroups, the operation of the business of eGroups as such business currently is conducted, including eGroups' design, development, manufacture, marketing and sale of the products or services of eGroups (including with respect to products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party in any respect adverse to such party or constitute unfair competition or trade practices under the laws of any jurisdiction in which eGroups currently conducts business.

               (k) eGroups has not received notice from any third party that the operation of the business of eGroups or any act, product or service of eGroups, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction in which eGroups currently conducts business.

               (l) To the Knowledge of eGroups, no person has or is infringing or misappropriating, in any respect materially adverse to eGroups, any eGroups Intellectual Property.

               (m) eGroups has taken reasonable steps to protect eGroups' rights in eGroups' confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to eGroups, and, without limiting the foregoing, eGroups has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement and all current and former employees and contractors of eGroups have executed such an agreement, except where the failure to do so is not reasonably expected to be material to eGroups.

        3.12   Agreements, Contracts and Commitments.

               (a) Except as set forth on Schedule 3.12(a), eGroups does not have, is not a party to nor is it bound by:

                      (i) any collective bargaining agreements;

                      (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                      (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                      (iv) any material employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any material consulting or sales agreement, contract or commitment under which any firm or other organization provides services to eGroups;

                      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (vi) any fidelity or surety bond or completion bond;

                      (vii) any lease of personal property having a value individually in excess of $50,000;

                      (viii) any agreement of indemnification or guaranty;

                      (ix) any agreement, contract or commitment containing any covenant limiting the freedom of eGroups to engage in any line of business or to compete with any person;

                      (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000;

                      (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of eGroups' business;

                      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                      (xiii) any purchase order or contract for the purchase of raw materials involving $50,000 or more;

                      (xiv) any construction contracts;

                      (xv) any distribution, joint marketing or development agreement;

                      (xvi) any agreement pursuant to which eGroups has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code; or

                      (xvii) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

               (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 3.12(b), eGroups has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 3.12(a), Schedule 3.11(c) or Schedule 3.11(h) (any such agreement, contract or commitment, a "eGroups Contract"). Each eGroups Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.12(b), is not subject to any default thereunder of which eGroups has Knowledge by any party obligated to eGroups pursuant thereto.

        3.13 Interested Party Transactions. Except as set forth on Schedule 3.13, (i) no officer, director or, to the Knowledge of eGroups (without any duty to investigate), any stockholder of eGroups has, directly or indirectly, an economic interest worth greater than $25,000 in any entity which furnished or sold, or furnishes or sells, services or products that eGroups furnishes or sells, or proposes to furnish or sell, (ii) no officer, director or, to the Knowledge of eGroups (without any duty to investigate), any stockholder of eGroups has, directly or indirectly, an economic interest worth greater than $25,000 in any entity that purchases from or sells or furnishes to, eGroups, any goods or services or (iii) no officer, director or stockholder of eGroups has, directly or indirectly, a beneficial interest worth greater than $25,000 in any contract or agreement set forth in Schedule 3.12(a), Schedule 3.11(c) or
Schedule 3.11(h); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.13. For the purposes of this subsection, "officer" and "director" shall include any parent, child, sibling or spouse of any of such persons, or any trust, partnership or corporation in which such officer or director has a controlling interest.

        3.14 Compliance with Laws. eGroups has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        3.15 Litigation. Except as set forth in Schedule 3.15, there is no action, suit or proceeding of any nature pending or to eGroups' Knowledge threatened against eGroups, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 3.15, to eGroups' Knowledge, there is no investigation pending or threatened against eGroups, its properties or any of its officers or directors (in their respective capacities as such) by or before any governmental entity. Schedule 3.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of eGroups to manufacture, offer or sell any of its products in the present manner or style thereof.

        3.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of eGroups, there is no claim by eGroups pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and eGroups is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). eGroups has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        3.17 Minute Books. The minute books of eGroups made available to counsel for ONElist are the only minute books of eGroups and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of eGroups.

        3.18 Environmental Matters. eGroups is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its Knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        3.19 Brokers' and Finders' Fees. eGroups has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees, investment banking fees, consulting fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.20   Employee Matters and Benefit Plans.

               (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "eGroups Affiliate" shall mean any other corporation, partnership, limited liability company, trade, business, person or other entity that, together with eGroups, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

                      (ii) "eGroups Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA, (A) which is or has been sponsored, maintained, contributed to, or required to be contributed to, by eGroups or any eGroups Affiliate for the benefit of any "eGroups Employee" (as defined below), or (B) with respect to which eGroups or any eGroups Affiliate has or could have any material liability or obligation, contingent or otherwise;

                      (iii) "eGroups Employee" shall mean any current, former, or retired employee, officer, or director of eGroups or any eGroups Affiliate;

                      (iv) "eGroups Employee Agreement" shall refer to each written management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between eGroups or any eGroups Affiliate and any eGroups Employee or consultant. Except as set forth on Schedule 3.20(a)(iv), eGroups represents and warrants that there are no oral agreements between eGroups or any Affiliate and any eGroups Employee or consultant pertaining to management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar matters or arrangements;

               (b) Schedule. Schedule 3.20(b) contains an accurate and complete list of each eGroups Employee Plan and each eGroups Employee Agreement together with a schedule of all liabilities, whether or not accrued, under each such eGroups Employee Plan or eGroups Employee Agreement only to the extent not reflected on the eGroups Current Balance Sheet. eGroups does not have any plan or commitment, whether legally binding or not, to establish any new eGroups Employee Plan or eGroups Employee Agreement, to modify any eGroups Employee Plan or eGroups Employee Agreement (except to the extent required by law or to conform any such eGroups Employee Plan or eGroups Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to eGroups in writing, or as required by this Agreement), or to enter into any eGroups Employee Plan or eGroups Employee Agreement, nor does it have any intention or commitment to do any of the foregoing. There has been no amendment, interpretation or other announcement (written or oral) by eGroups or, to the Knowledge of eGroups, any other Person relating to, or change in participation or coverage under, any eGroups Employee Plan or eGroups Employee Agreement that, either alone or together with other such items or events, could materially increase the expense of maintaining the eGroups Employee Plans and eGroups Employee

Agreements above the level of expense incurred with respect thereto for the most recent fiscal year included in the eGroups Financial Statements.

               (c) Documents. eGroups has provided, or will provide within three
(3) days following the execution of this Agreement, to ONElist (i) correct and complete copies of all documents embodying or materially affecting the interpretation or application of each eGroups Employee Plan and each eGroups Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each eGroups Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each eGroups Employee Plan or related trust; (iv) if the eGroups Employee Plan is funded, the most recent annual and periodic accounting of eGroups Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each eGroups Employee Plan which has a material adverse effect on such eGroups Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letters as applicable, and rulings relating to eGroups Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any eGroups Employee Plan or eGroups Employee Agreement; (vii) all material written agreements and contracts relating to each eGroups Employee Plan and eGroups Employee Agreement, including, but not limited to, trust agreements, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material distributed to any eGroups Employee or eGroups Employees relating to any eGroups Employee Plan or eGroups Employee Agreement and any proposed eGroups Employee Plan or eGroups Employee Agreement, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to eGroups; and (ix) all registration statements and prospectuses prepared in connection with each eGroups Employee Plan not otherwise publicly available on the SEC website.

               (d) Employee Plan Compliance. Except as set forth on Schedule 3.20(d), (i) eGroups and, to the Knowledge of eGroups, all other Persons have properly performed in all material respects all obligations required to be performed by them under each eGroups Employee Plan and eGroups Employee Agreement; (ii) each eGroups Employee Plan and eGroups Employee Agreement is, and at all times since inception has been, established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (iii) each eGroups Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is, and at all times since inception has been, so qualified, and has either received a favorable determination letter from the IRS with respect to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iv) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, has occurred with respect to any eGroups Employee Plan for which an exemption is not applicable;

(v) there are no actions, suits or claims pending, or, to the Knowledge of eGroups, threatened or anticipated (other than routine claims for benefits) against any eGroups Employee Plan or against the assets of any eGroups Employee Plan; and (vi) each eGroups Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to ONElist, eGroups or any eGroups Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vii) there are no audits, inquiries or proceedings pending or, to the Knowledge of eGroups, threatened by the IRS or DOL with respect to any eGroups Employee Plan or eGroups Employee Agreement; (viii) all contributions, premiums and other payments due or required to be paid to (or with respect to) each eGroups Employee Plan have been timely paid, or if not yet due, have been properly accrued on eGroups's books consistent with past practice; and (ix) neither eGroups nor any eGroups Affiliate has incurred, and to the Knowledge of eGroups there exists no condition or set of circumstances in connection with which either eGroups or any eGroups Affiliate could incur, a material liability or expense (except for benefit claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law, statute, order, rule or regulation with respect to any eGroups Employee Plan or eGroups Employee Agreement.

               (e) Pension Plans. At no time has eGroups or any eGroups Affiliate sponsored, maintained, participated in, or contributed to (or been required to contribute to), any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (f) Multiemployer Plans. At no time has eGroups or any eGroups Affiliate contributed to or been requested (or obligated) to contribute to any Multiemployer Plan or Multiple Employer Plan.

               (g) No Post-Employment Obligations. Except as set forth in
Schedule 3.20(g), neither eGroups nor any eGroups Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any eGroups Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and eGroups has never represented, promised or contracted (whether in oral or written form) to any eGroups Employee (either individually or to eGroups Employees as a group) or any other person that such eGroups Employee(s) or other person would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute. The term "other employee welfare benefits" means those benefits traditionally provided under an "employee benefit welfare plan" as defined in ERISA Section 3(1).

               (h) Health Care Compliance. Neither eGroups nor any eGroups Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

               (i) Effect of Transaction. Except as set forth on Schedule 3.20(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any eGroups Employee Plan, eGroups Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any eGroups Employee.

               (j) Employment Matters. eGroups (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to eGroups Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to eGroups Employees;
(iii) is not liable for any arrears of wages, other than arrears normally included in its payroll schedule and system, or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for eGroups Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against eGroups under any worker's compensation policy or long-term disability policy. To eGroups' Knowledge, no employee of eGroups has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by eGroups and disclosing to eGroups or using trade secrets or proprietary information of any other person or entity.

               (k) Labor. To the Knowledge of eGroups, no work stoppage or labor strike against eGroups is pending or threatened. Except as set forth in Schedule 3.20(k), eGroups is not involved in or, to the Knowledge of eGroups, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any eGroups Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to eGroups. To the Knowledge of eGroups, neither eGroups nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to eGroups. Except as set forth in Schedule 3.20(k), eGroups is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to eGroups Employees and no collective bargaining agreement is being negotiated by eGroups.

        3.21 Accounting and Regulatory Matters. eGroups has no Knowledge of any action taken by eGroups or any Affiliate of eGroups or agreed to be taken nor has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the Merger from qualifying for pooling-of-interests accounting treatment, or (b) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 6.1(j).

        3.22 Year 2000 Compliance. All of eGroups' products and services (including products and services currently under development) to the extent they record, store, process, calculate and present dates, if at all, are Year 2000 Compliant. All of eGroups' material products and services will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. To the Knowledge of eGroups, all of eGroups' internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

        3.23 Representations Complete. None of the representations or warranties made by eGroups or Merger Sub (as modified by the eGroups and Merger Sub Schedules), nor any statement made in any schedule or certificate furnished by eGroups or Merger Sub pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of eGroups or Merger Sub in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1    Conduct of Business of ONElist and eGroups.

               (a) ONElist Conduct. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, ONElist agrees (except to the extent that eGroups shall otherwise consent in writing or as expressly contemplated herein) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. ONElist shall promptly notify eGroups of any material event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting ONElist or its business. Except as expressly contemplated by this Agreement and except as set forth on Schedule 4.1(a), ONElist shall not, without the prior written consent of eGroups:

                      (i) Enter into any commitment, activity or transaction not in the ordinary course of business;

                      (ii) Transfer to any person or entity any rights to any ONElist Intellectual Property (other than pursuant to end-user licenses in the ordinary course of business);

                      (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of ONElist;

                      (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the ONElist Schedules;

                      (v) Commence any litigation;

                      (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of ONElist, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

                      (vii) Except as may be required for the issuance of shares of ONElist Capital Stock upon exercise or conversion of presently outstanding ONElist Options and except pursuant to agreements previously entered into and agreements that ONElist will enter into in the ordinary course of business and consistent with past practice in connection with the employment of non-officer employees, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                      (viii) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

                      (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of ONElist;

                      (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice, or create any security interest in such assets or properties;

                      (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of ONElist or guarantee any debt securities of others;

                      (xii) Grant any severance or termination pay to any director, officer, employee or consultant, except payments (a) required by law or, (b) with respect to non-officer employees and consultants (i) made pursuant to written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(a)(xii)), or (ii) pursuant to ONElist policy in effect on the date hereof and that has been disclosed to eGroups;

                      (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than in the ordinary course of business and consistent with past practice;

                      (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                      (xv) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of ONElist which would be reasonably likely to interfere with eGroups' ability to account for the Merger as a pooling of interests or any other action that could jeopardize the tax-free reorganization hereunder;

                      (xvi) Pay, discharge or satisfy, in an amount in excess of $25,000, in any one case, or $100,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the ONElist Financial Statements or incurred in the ordinary course of business since September 30, 1999;

                      (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                      (xviii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

                      (xix) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

                      (xx) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

                      (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

                      (xxii) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which ONElist directly or indirectly holds any interest on the date hereof; or

                      (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a)(i) through (xxii) above, or any other action that would prevent ONElist from performing or cause ONElist not to perform its covenants hereunder.

               (b) eGroups Conduct. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, eGroups agrees (except to the extent that ONElist shall otherwise consent in writing or as expressly contemplated herein) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. eGroups shall promptly notify ONElist of any material event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting eGroups or its business. Except as expressly contemplated by this Agreement and except as set forth on Schedule 4.1(b), eGroups shall not, without the prior written consent of ONElist:

                      (i) Enter into any commitment, activity or transaction not in the ordinary course of business;

                      (ii) Transfer to any person or entity any rights to any eGroups Intellectual Property (other than pursuant to end-user licenses in the ordinary course of business);

                      (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of eGroups;

                      (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the eGroups and Merger Sub Schedules;

                      (v) Commence any litigation;

                      (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of eGroups, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

                      (vii) Except for the issuance of shares of eGroups capital stock upon exercise or conversion of presently outstanding eGroups Convertible Securities and except pursuant to agreements previously entered into and agreements that eGroups will enter into in the ordinary course of business and consistent with past practice in connection with the employment of non-officer employees, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                      (viii) Cause or permit any amendments to its Third Amended and Restated Certificate or Bylaws;

                      (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of eGroups;

                      (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice, or create any security interest in such assets or properties;

                      (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of eGroups or guarantee any debt securities of others;

                      (xii) Grant any severance or termination pay to any director, officer, employee or consultant, except payments (a) required by law or, (b) with respect to non-officer employees and consultants (i) made pursuant to written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(b)(xii)), or (ii) pursuant to eGroups policy in effect on the date hereof and that has been disclosed to ONElist;

                      (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than in the ordinary course of business and consistent with past practice;

                      (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                      (xv) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of eGroups which would be reasonably likely to interfere with eGroups' ability to account for the Merger as a pooling of interests or any other action that could jeopardize the tax-free reorganization hereunder;

                      (xvi) Pay, discharge or satisfy, in an amount in excess of $25,000, in any one case, or $100,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the eGroups Financial Statements or incurred in the ordinary course of business since September 30, 1999;

                      (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                      (xviii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

                      (xix) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

                      (xx) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

                      (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

                      (xxii) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which eGroups directly or indirectly holds any interest on the date hereof; or

                      (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(b)(i) through (xxii) above, or any other action that would prevent eGroups from performing or cause eGroups not to perform its covenants hereunder.

        4.2    No ONElist Solicitation.

               (a) Until the earlier of (i) the Effective Time or (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, ONElist will not (nor will ONElist permit any of ONElist's employees, officers, directors, advisors, stockholders, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than eGroups and its designees: (A) solicit, initiate, entertain, respond to or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of ONElist or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in ONElist or any of its subsidiaries, (B) provide information with respect to it to any person, other than eGroups, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of ONElist (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in ONElist or any of its subsidiaries, (C) enter into an agreement with any person, other than eGroups, providing for the acquisition of ONElist (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in ONElist or any of its subsidiaries, or (D) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of ONElist or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in ONElist or any of its subsidiaries by any person, other than by eGroups. ONElist shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if ONElist receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, ONElist shall immediately notify eGroups thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as eGroups may reasonably request. Except as contemplated by this Agreement, disclosure by ONElist of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

               (b) Notwithstanding anything to the contrary contained herein, in the event that the Closing has not occurred on or before November 30, 1999, ONElist may engage in the activities set forth in clauses (A) through (D) of
Section 4.2(a) solely for the purpose of effecting a private equity or debt financing.

        4.3    No eGroups or Merger Sub Solicitation.

               (a) Until the earlier of (i) the Effective Time or (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, eGroups and Merger Sub will not (nor will eGroups or Merger Sub permit any of their employees, officers, directors, advisors, stockholders, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than ONElist and its designees: (A) solicit, initiate, entertain, respond to or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of eGroups or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in eGroups or any of its subsidiaries, (B) provide information with respect to it to any person, other than ONElist, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of eGroups (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in eGroups or any of its subsidiaries, (C) enter into an agreement with any person providing for the acquisition of eGroups (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in eGroups or any of its subsidiaries, or (D) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of eGroups or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in eGroups or any of its subsidiaries by any person. eGroups shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if eGroups receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, eGroups shall immediately notify ONElist thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as ONElist may reasonably request. Except as contemplated by this Agreement, disclosure by eGroups of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.3.

               (b) Notwithstanding anything to the contrary contained herein, in the event that the Closing has not occurred on or before November 30, 1999, eGroups may engage in the activities set forth in clauses (A) through (D) of
Section 4.3(a) solely for the purpose of effecting a private equity or debt financing.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1    ONElist Shareholder and eGroups Stockholder Approvals.

               (a) As promptly as practicable, ONElist shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to ONElist's shareholders for approval as provided by California law and ONElist's Articles of Incorporation and Bylaws. The materials submitted to ONElist's shareholders shall be subject to review and approval by eGroups and include information regarding eGroups and ONElist, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of ONElist in favor of the Merger, this Agreement and the transactions contemplated hereby.

               (b) As promptly as practicable, eGroups shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to eGroups' stockholders for approval and adoption as provided by California law, Delaware law and eGroups' Third Amended and Restated Certificate and Bylaws. The materials submitted to eGroups' stockholders shall include the unanimous recommendation of the Board of Directors of eGroups in favor of the Merger, this Agreement and the transactions contemplated hereby.

        5.2    Restrictions on Transfer.

               (a) All certificates representing Consideration Shares deliverable to any ONElist Shareholder pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, conversion or similar event) shall be stamped or otherwise imprinted with legends in the following form:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THE TRANSFER RESTRICTIONS APPLICABLE TO THESE SHARES ARE BINDING ON TRANSFEREES OF THESE SHARES.

               THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY FOR SUCH PERIOD OF TIME NOT TO EXCEED ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE OF ANY REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE SECURITIES ACT IN CONNECTION WITH THE INITIAL PUBLIC OFFERING OF THE ISSUER'S COMMON STOCK.

               (b) The certificates evidencing the Consideration Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any state, local or foreign law governing such securities.

               (c) The Consideration Shares will not be registered under the Securities Act in connection with the Merger.

               (d) No ONElist Shareholder shall be permitted to sell, transfer or otherwise dispose of any Consideration Shares received in the Merger, unless
(i) such sale, transfer or other disposition is made in conformity with Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition has been registered under the Securities Act or (iii) eGroups receives a written opinion of counsel reasonably acceptable to it stating that the proposed transfer of the Consideration Shares may be effected without registration under the Securities Act.

               (e) Each ONElist Shareholder agrees that, during the period of duration (up to, but not exceeding, one hundred eighty (180) days) specified by eGroups and an underwriter of common stock or other securities of eGroups, following the effective date of a registration statement of eGroups filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by eGroups and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of eGroups held by it at any time during such period except Common Stock included in such registration; provided, however that

                      (i) such agreement shall be applicable only to the first such registration statement of eGroups which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                      (ii) all officers and directors of eGroups, all one percent security holders, and all other persons with registration rights (whether or not pursuant to the Investors Rights Agreement (as defined below)) enter into similar agreements.

               In order to enforce the foregoing covenant, eGroups may impose stop-transfer instructions with respect to any registrable securities (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period, and each holder of registrable securities shall execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section
5.2(e)

        Notwithstanding the foregoing, the obligations described in this Section 5.2(e) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

        5.3 Access to Information. Each party shall afford the others and its accountants, counsel and other representatives, and with respect to clause (b) below, shall cause its accountants to afford, reasonable access during normal business hours during the period prior to the Effective Time to: (a) all of its properties, books, personnel, contracts, commitments and records; (b) the accountants of the other party, the audit work papers and other records of the accounts of such party; and (c) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein.

        5.4 Confidentiality. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which:
(a) a party can demonstrate, through its written records in existence prior to the date hereof, was already lawfully in its possession prior to the disclosure thereof by the other party; (b) is generally known to the public and did not become so known through any violation of law; (c) became known to the public through no fault, action or inaction of the party receiving the information; (d) is later lawfully acquired by the receiving party without confidentiality restrictions from other sources; (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order or subpoena and an opportunity to object or take other available action); or (f) which is disclosed in the course of any litigation between any of the parties hereto. In the event that this Agreement is terminated in accordance with Section 8.1 hereof, the parties agree that that certain letter agreement by and between ONElist and eGroups dated October 14, 1999 (a true and complete copy of which is attached hereto as Exhibit M and is hereby incorporated by reference and made a part hereof) (the "Letter Agreement") shall remain in full force and effect. In the event of any conflict between the terms of the Letter Agreement and this Agreement, the terms of the Letter Agreement shall control.

        5.5    Expenses.

               (a) Third Party Expenses. In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

               (b) Brokers' or Finders' Fees. Each party hereto shall indemnify and hold the other party harmless from any claim for brokers' fees or finders' fees arising out of the transactions contemplated hereby by any Person claiming to have been engaged by the indemnifying party.

        5.6 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by eGroups and ONElist prior to release, provided that such approval shall not be unreasonably withheld. The parties will mutually agree in advance on the form, timing and contents of announcements and disclosures regarding the Merger.

        5.7 Consents. eGroups and ONElist shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the eGroups Contracts and ONElist Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the ONElist Schedules and eGroups and Merger Sub Schedules) so as to preserve all rights of and benefits to eGroups and ONElist thereunder.

        5.8 FIRPTA Compliance. On or prior to the Closing Date, ONElist shall deliver to eGroups a properly executed statement in a form reasonably acceptable to eGroups for purposes of satisfying eGroups' obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

        5.10 Notification of Certain Matters. ONElist shall give prompt notice to eGroups, and eGroups shall give prompt notice to ONElist, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of ONElist, eGroups or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of ONElist or eGroups, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure pursuant to this Section 5.10 shall be deemed to amend or supplement the ONElist Schedules or the eGroups and Merger Sub Schedules, as the case may be, or prevent or cure any misrepresentation, breach of warranty or breach of covenant.

        5.11 Certain Benefit Plans. Subject to compliance with pooling-of-interest accounting treatment of the Merger, eGroups shall take such reasonable actions as are necessary to allow eligible employees of ONElist to participate in the benefit programs of eGroups provided to similarly situated employees of eGroups, or alternative benefits programs substantially comparable to those provided to similarly situated employees of eGroups, as soon as reasonably practicable after the Effective Time. For purposes of participation and vesting under eGroups' employee benefit plans, the service with ONElist of the employees of ONElist prior to the Effective Time shall be treated as service with eGroups. eGroups shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance, consulting and other compensation contracts or agreements disclosed in the ONElist Schedules between ONElist and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the ONElist Benefit Plans.

        5.12 Accounting and Tax Treatment. Each of the parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes and each of the parties agrees to take no action which would cause the Merger not to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

        5.13 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.14 ONElist's Auditors. ONElist will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the review of any ONElist audit work papers for up to the past three years, including selected interim financial statements and data and (ii) the delivery of such representations from ONElist's independent accountants as may be reasonably requested by eGroups or its accountants in order for eGroups' accountants to render the opinion called for by Section 6.1(m) hereof.

        5.15 eGroups' Auditors. eGroups will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the review of any eGroups audit or review work papers for up to the past three years, including the examination of selected interim financial statements and data and (ii) the delivery of such representations from eGroups' independent accountants as may be reasonably requested by ONElist or its accountants in order for ONElist's accountants to render the opinion called for by Section 6.1(m) hereof.

        5.16 Agreement of Affiliates. ONElist and eGroups have disclosed in
Schedule 5.16 of the ONElist Schedules and the eGroups and Merger Sub Schedules, respectively, each Person whom such party reasonably believes is an Affiliate of such party. If the Merger is accounted for using the pooling-of-interests method of accounting, shares of eGroups Common Stock held by such Persons shall not be transferable until such time as financial results covering at least 30 days of combined operations of eGroups and ONElist have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies (and eGroups shall be entitled to place restrictive legends upon certificates for shares of eGroups Common Stock issued to Affiliates of ONElist pursuant to this Agreement to enforce the provisions of this Section 5.16).

        5.17   Voting Agreements.

               (a) Concurrently with the execution of this Agreement, eGroups shall cause those of its stockholders listed on Exhibit A hereto to execute Voting Agreements in the form attached hereto as Exhibit K, whereby each such stockholder agrees to vote, whether at a meeting of stockholders or pursuant to a written consent, all shares of eGroups Capital Stock held by such stockholder and by affiliates controlled by such stockholder in favor of the Merger, this Agreement and the transactions contemplated by this Agreement.

               (b) Concurrently with the execution of this Agreement, ONElist shall cause those of its shareholders listed on Exhibit B hereto to execute Voting Agreements in the form attached hereto as Exhibit L, whereby each such shareholder agrees to vote, whether at a meeting of shareholders or pursuant to a written consent, all shares of ONElist Capital Stock held by such shareholder and by affiliates controlled by such shareholder in favor of the Merger, this Agreement and the transactions contemplated by this Agreement.

        5.18   Indemnification.

               (a) For a period of three years after the Effective Time, eGroups shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of ONElist (each, an "Indemnified Party") against all liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of ONElist occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under California law and by ONElist's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation and whether or not eGroups is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually and reasonably agreed upon between eGroups and the Indemnified Party.

               (b) This Section 5.18 shall survive the Effective Time and is intended to benefit ONElist, the Surviving Corporation and each of the Indemnified Parties and shall be binding upon all successors and assigns (whether by operation of law or by contract) of eGroups and the Surviving Corporation for the period specified above.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) ONElist Shareholder Approval. This Agreement and the Merger shall have been approved by the ONElist Shareholders by the requisite vote under applicable law and ONElist's Articles of Incorporation and Bylaws.

               (b) eGroups Stockholder Approval. This Agreement, the Merger and the Fourth Amended and Restated Certificate of eGroups shall have been approved and adopted by the stockholders of eGroups by the requisite vote under applicable law and eGroups' Third Amended and Restated Certificate and Bylaws.

               (c) eGroups Fourth Amended and Restated Certificate. The Fourth Amended and Restated Certificate of eGroups shall have been filed with the Secretary of State of the State of Delaware.

               (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

               (e) Dissenters Rights. Holders of more than ten percent (10%) of the outstanding shares of ONElist Capital Stock and eGroups Capital Stock, on an aggregate basis, shall not have exercised, nor shall they have any continued right to exercise, appraisal rights under applicable law with respect to their shares by virtue of the Merger.

               (f) Tax Opinions. eGroups and ONElist shall each have received written opinions from their respective tax counsel (Perkins Coie LLP ("Perkins Coie") and WSGR, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The parties to this Agreement agree to make reasonable representations (and to cause their Affiliates to make reasonable representations) as requested by counsel for the purpose of rendering the opinions discussed herein.

               (g) Investors Rights Agreement. The First Amended and Restated Investors Rights Agreement, dated as of December 17, 1998 (the "Investors Rights Agreement"), by and among eGroups and certain holders of eGroups' securities shall have been amended, in substantially the form attached hereto as Exhibit I, and executed by eGroups, the shareholders of ONElist who possess registration rights pursuant to written agreements existing on the date hereof with respect to certain securities of ONElist, and a sufficient number of the existing holders of registration rights with respect to eGroups' securities in order to permit the granting of such rights to such ONElist shareholders under the Investors Rights Agreement.

               (h) Co-Sale Agreement. The First Amended and Restated Co-Sale Agreement, dated as of December 17, 1998 (the "Co-Sale Agreement"), by and among eGroups and certain holders of eGroups' securities shall have been amended, in substantially the form attached hereto as Exhibit J, and executed by eGroups, the shareholders of ONElist who possess co-sale rights pursuant to written agreements existing on the date hereof with respect to certain securities of ONElist, and a sufficient number of the existing holders of co-sale rights with respect to eGroups' securities in order to permit the granting of such rights to such ONElist shareholders under the Co-Sale Agreement.

               (i) Termination of Prior Agreements. ONElist shall have terminated its: (i) Rights Agreement by and among ONElist and certain holders of its capital stock, dated as of December 28, 1998 and amended as of February 26, 1999; and (ii) Right of First Refusal and Co-Sale Agreement by and among ONElist and certain holders of its capital stock, dated as of December 28, 1998 and amended as of February 26, 1999.

               (j) Governmental Approvals. All approvals from Governmental Entities, including without limitation any requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Merger, shall have been obtained.

               (k) Litigation. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against eGroups or ONElist, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or other transactions contemplated by the terms of this Agreement.

               (l) Consents and Approvals. Each party hereto shall have obtained any and all consents required for consummation of the Merger or for the preventing of any breach of or default under any ONElist Contract or eGroups Contract, as the case may be, or any other contract or agreement to which either party is a party or to which it is bound, which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either ONElist or eGroups, as applicable. No consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

               (m) Pooling Letters.

                      (i) eGroups shall have received from Ernst & Young LLP ("Ernst & Young"), independent auditors for eGroups, a letter dated as of the Closing Date (which may contain customary qualifications and assumptions), to the effect that Ernst & Young concurs with eGroups' management's conclusion that eGroups may account for the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16, and ONElist shall have received a copy of said letter.

                      (ii) ONElist shall have received from
PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent auditors for ONElist, a letter dated as of the Closing Date (which may contain customary qualifications and assumptions), to the effect that PricewaterhouseCoopers concurs with ONElist's management's conclusion that no conditions exist related to ONElist that would preclude eGroups from accounting for the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16.

               (n) Affiliate Agreements. Each of the persons and entities listed as Affiliates of eGroups on Schedule 5.16 shall have executed and delivered Affiliate Agreements in substantially the form of Exhibit G, and each of the persons and entities listed as Affiliates of ONElist on Schedule 5.16 shall have executed and delivered Affiliate Agreements in substantially the form of Exhibit H, and all such Affiliate Agreements shall be in full force and effect.

        6.2 Additional Conditions to Obligations of ONElist. The obligations of ONElist to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by ONElist:

               (a) Representations and Warranties. The representations and warranties of eGroups and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" which all shall be true and correct in all respects, and except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on eGroups; and ONElist shall have received a certificate to such effect signed on behalf of eGroups by the chief executive officer and chief financial officer of eGroups.

               (b) Agreements and Covenants. eGroups and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and ONElist shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of eGroups.

               (c) Third Party Consents. ONElist shall have been furnished with evidence satisfactory to it that eGroups has obtained the consents, approvals and waivers set forth in Schedule 6.2(c) to the eGroups and Merger Sub Schedules.

               (d) Exchange Agent Certification. The Exchange Agent shall have delivered to ONElist a certificate, dated as of the Effective Time, to the effect that the Exchange Agent has received from eGroups appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of eGroups Common Stock and eGroups Series C Preferred Stock in exchange for outstanding shares of ONElist Capital Stock.

               (e) Legal Opinion. ONElist shall have received a legal opinion from Perkins Coie, counsel to eGroups, in form and substance mutually agreed upon with WSGR.

               (f) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial conditions or results of operations of eGroups since the date of the eGroups Current Balance Sheet.

               (g) Indemnification. The Articles of Incorporation of Merger Sub shall contain officer and director indemnification provisions that are substantially similar to the officer and director indemnification provisions contained in ONElist's Articles of Incorporation in the form delivered to eGroups on the date of this Agreement.

               (h) Due Diligence Investigation. ONElist shall have completed its due diligence investigation of eGroups to ONElist's reasonable satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of eGroups contained herein. In this regard, ONElist's due diligence investigation shall be conclusively deemed to have been completed to ONElist's reasonable satisfaction in the event that the preliminary eGroups Schedules attached hereto are not subsequently modified, or otherwise do not require subsequent modification in order to make eGroups' representations and warranties true and correct in all material respects on and as of the Closing Date.

               (i) Termination of 401(k) Plan. If agreed to in writing by both ONElist and eGroups at least three (3) days prior to the Closing Date, eGroups and its Affiliates, if applicable, shall terminate its or their 401(k) plan(s) immediately prior to Closing. If the parties so agree, eGroups shall provide to ONElist evidence that the eGroups' and each Affiliate's (if applicable) 401(k) plans have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval by both ONElist and eGroups, effective immediately preceding the Closing.

               (j) Amendment to Comdisco Agreement. ONElist shall have received evidence satisfactory to it that eGroups and Comdisco have amended Section 1.33 of that certain Subordinated Loan and Security Agreement dated as of October 8, 1999 between eGroups and Comdisco to read as follows: "`Preferred Stock' means the Borrower's Series D Preferred Stock."

        6.3 Additional Conditions to the Obligations of eGroups and Merger Sub. The obligations of eGroups and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by eGroups:

               (a) Representations and Warranties. The representations and warranties of ONElist contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" which all shall be true and correct in all respects, and except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on ONElist or eGroups; and eGroups and Merger Sub shall have received a certificate to such effect signed on behalf of ONElist by the chief executive officer and chief financial officer of ONElist.

               (b) Agreements and Covenants. ONElist shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and eGroups and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of ONElist.

               (c) Third Party Consents. eGroups shall have been furnished with evidence satisfactory to it that ONElist has obtained the consents, approvals and waivers set forth in Schedule 6.3(c) to the ONElist Schedules.

               (d) Legal Opinion. eGroups shall have received a legal opinion from WSGR, in form and substance mutually agreed upon with Perkins Coie.

               (e) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial conditions or results of operations of ONElist since the date of the eGroups Current Balance Sheet.

               (f) Due Diligence Investigation. eGroups shall have completed its due diligence investigation of ONElist to eGroups' reasonable satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of ONElist contained herein. In this regard, eGroups' due diligence investigation shall be conclusively deemed to have been completed to eGroups' reasonable satisfaction in the event that the preliminary ONElist Schedules attached hereto are not subsequently modified, or otherwise do not require subsequent modification, in order to make ONElist's representations and warranties true and correct in all material respects on and as of the Closing Date.

               (g) Termination of 401(k) Plan. If agreed to in writing by both ONElist and eGroups at least three (3) days prior to the Closing Date, ONElist and its Affiliates, if applicable, shall terminate its or their 401(k) plan(s) immediately prior to Closing. If the parties so agree, ONElist shall provide to eGroups evidence that the ONElist's and each Affiliate's (if applicable) 401(k) plans have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval by both ONElist and eGroups, effective immediately preceding the Closing.

               (h) Proprietary Information and Inventions Agreements. Each of ONElist's employees, including Ed Struzenberg, Scott Shambarger, Marcus Riecke, Frank Mara and Mark Fletcher, will have executed the ONElist form proprietary information and inventions agreement.

                                   ARTICLE VII

                 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        7.1 Non-Survival of Representations and Warranties. All of the representations and warranties of ONElist, eGroups and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the corresponding schedules thereto) shall terminate at the Effective Time.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

               (a) by mutual consent of ONElist and eGroups;

               (b) by eGroups or ONElist if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on December 31, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose failure to use its commercially reasonable efforts to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

               (c) by eGroups or ONElist if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit eGroups' or ONElist's ownership or operation of all or any portion of the business of ONElist or (ii) compel eGroups or ONElist to dispose of or hold separate all or a portion of the business or assets of ONElist or eGroups as a result of the Merger;

               (d) by eGroups if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of ONElist and (i) such breach has not been cured within fifteen (15) days after written notice to ONElist (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

               (e) by ONElist if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of eGroups or Merger Sub and (i) such breach has not been cured within fifteen (15) days after written notice to eGroups (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of eGroups, Merger Sub or ONElist, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5 and
8.2 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of ONElist and the stockholders of eGroups approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4 Extension; Waiver. At any time prior to the Effective Time, eGroups and Merger Sub, on the one hand, and ONElist, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)  if to ONElist, to:

                      ONElist, Inc.
                      2688 Middlefield Road, Unit C
                      Redwood City, California 94063
                      Attention:  Michael B. Klein
                      Telephone No.:  (650) 216-3379
                      Facsimile No.:   (650) 216-3399

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Henry P. Massey, Jr., Esq.
                                  Michael S. Russell, Esq.
                      Telephone No.: (650) 493-9300
                      Facsimile No.: (650) 493-6811

                 (ii) if to eGroups or Merger Sub, to:

                      eGroups, Inc.
                      350 Brannan Street
                      San Francisco CA 94107
                      Attention: Chief Executive Officer
                      Telephone No.: (415) 546-2700
                      Facsimile No.: (415) 546-2801

                      with a copy to:

                      Perkins Coie LLP
                      135 Commonwealth Drive
                      Menlo Park, CA  94025
                      Attention:  Buddy Arnheim, Esq.
                      Telephone No.:  (650) 752-6000
                      Facsimile No.:   (650) 752-6050

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except with respect to Section 5.18); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that eGroups and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective Affiliates.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, eGroups, Merger Sub, and ONElist have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.

ONELIST, INC.                               EGROUPS, INC.



By:                                         By:
   ---------------------------                 ---------------------------------
   Name:                                        Name:
   Title:                                       Title:



                                            EG ACQUISITION CORPORATION

                                            By
                                              ----------------------------------
                                              Name:
                                              Title:




                    SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION